PROSPECTUS SUPPLEMENT
(To Prospectus dated October 19, 1999,
as supplemented on November 12, 1999)



                               OFFER TO EXCHANGE
                  11 1/2% SENIOR SUBORDINATED NOTES DUE 2009
                          FOR ANY AND ALL OUTSTANDING
                 11 1/2% SENIOR SUBORDINATED NOTES DUE 2009 OF

                       INTEGRATED CIRCUIT SYSTEMS, INC.

     GUARANTEED BY ICS TECHNOLOGIES, INC., MICROCLOCK, INC. AND ICST, INC.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 30, 1999 (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").


                            ----------------------


          The exchange offer was originally scheduled to expire at 5:00 p.m., New York City time, on November 18, 1999. In order to allow note holders additional time to consider the offer, we are extending the expiration date to 5:00 p.m., New York City time, on November 30, 1999.


                            ----------------------



               THE DATE OF THIS SUPPLEMENT IS NOVEMBER 19, 1999